UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2006

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

In a transaction that closed on March 30, 2006, Smart Online, Inc. (the "Registrant") sold 400,000 shares of its common stock to Atlas Capital, S.A. ("Atlas"), a current investor of the Registrant. The private placement shares were sold at $2.50 per share. The amount raised in the private placement is $1,000,000. Atlas has the right to purchase a pro rata portion of shares of the Registrant's common stock in certain future offerings by the Registrant, if the share price in such offering is less than $2.50. The Registrant has an obligation to register the shares sold for resale by the purchaser by filing a registration statement on or before September 30, 2006. Atlas has entered into a Dribble Out Agreement pursuant to which Atlas may sell up to twenty-five percent (25%) of the shares during any rolling thirty (30) day period, following the effective date of the registration statement.

The shares sold to Atlas in this transaction were sold in reliance upon the exception afforded by Rule 506 of Regulation D of the Securities and Exchange Commission and Section 4(2) of the Securities Act of 1933, as amended. The sale is to a single accredited investor (as such term is defined in Rule 501(a) of Regulation D) who is acquiring shares of the Registrant for investment purposes only. Atlas currently owns 1,457,950 shares of the Registrant's common stock.

The Registrant is a party to an investment banking services contract with Berkley Financial Services Limited ("Berkley") under which it has paid commissions in the past to Berkley for some investments made by Atlas. The amount of the commission ranges from 3% to 10% of the proceeds for any transaction subject to such services contract. On March 22, 2006 the Registrant sent Berkley notice of termination of this services contract. Berkley may have a claim for a commission pursuant to the services contract however, in light of a provision that requires ten days notice of termination. The Registrant intends to negotiate this issue with Berkley.

Proceeds from this transaction is expected to be used primarily to pay ongoing operations and current liabilities, and for legal and professional expenses related to matters regarding the Securities and Exchange Commission ("SEC"), audit and professional fees related to SEC filings, and installment payments due the sellers for the acquisition of iMart Incorporated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

March 31, 2006	By:	/s/ Michael Nouri

Name: Michael Nouri
Title: President and Chief Executive Officer